                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Internet Pictures Corporation (formerly bamboo.com, Inc.) of our report dated January 31, 2000, except for Note 12 of the consolidated financial statements and Note 16 of the supplemental pooled consolidated financial statements, which are as of April 3, 2000 and except for
Note 1, paragraph 3, of the consolidated financial statements and the supplemental pooled consolidated financial statements, which are as of May 2, 2000, relating to the consolidated financial statements and the supplemental pooled financial statements of Internet Pictures Corporation, which appear in the Registration Statement on Form S-1 (No. 333-32680). We also consent to the references to us under the heading "Experts" and "Selected Historical Financial Information" in the Registration Statement on Form S-1 (No. 333-32680) of Internet Pictures Corporation.

/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP

San Jose, California
June 26, 2000


                                Exhibit 23.2 - 1